Exhibit 99.1

Navigators Announces Revised Dates for Second Quarter 2019 Dividend

STAMFORD, Conn., May 15, 2019—The Navigators Group, Inc. (NASDAQ:NAVG) (“Navigators” or the “Company”) announced today that it has revised the record and payment dates for the previously announced second quarter dividend to more closely align these dates with past practice. A cash dividend of $0.07 per share of common stock will therefore be payable on June 24, 2019 to the stockholders of record at the close of business on June 3, 2019.

About Navigators

Navigators is a global specialty insurance holding company. We provide customized insurance solutions designed to protect clients from the complex risks they face. For 45 years, Navigators has added value for broker partners and their clients—both in underwriting and in claims—through the depth and quality of our technical and industry expertise. Industries we serve include maritime, construction, energy, environmental, professional services and life sciences. Headquartered in Stamford, Connecticut, Navigators has offices in the United States, the United Kingdom, Continental Europe and Asia.

Forward-Looking Statements

This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Whenever used in this release, the words “estimate,” “expect,” “believe” or similar expressions are intended to identify such forward-looking statements. Forward-looking statements are derived from information that we currently have and assumptions that we make. We cannot assure that results that we anticipate will be achieved, since results may differ materially because of known and unknown risks and uncertainties that we face. Please refer to Navigators’ most recent reports on Forms 10-K and 10-Q and its other filings with the Securities and Exchange Commission for a description of Navigators’ business and the important factors that may affect that business. Navigators undertakes no obligation to publicly update or revise any forward-looking statement.

Investors

Ciro M. DeFalco

Executive Vice President and Chief Financial Officer

203-905-6343

Media

Courtney Oldrin

Head of Communications

coldrin@navg.com

203-905-6531